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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants as of February 2, 1996, and during the period covered by the financial statements on which we reported, we hereby consent to the use of our report dated February 2, 1996, on the financial statements as of September 30, 1995, and for the year then ended of SuperShuttle International, Inc. appearing in the Prospectus, which is part of the attached Registration Statement of SuperShuttle International, Inc. on Form S-1.

     We also consent to the reference to our Firm under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

                                          /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona
   June 3, 1998.